Exhibit 10.1

CURANEX PHARMACEUTICALS INC

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into as of this 31st day of December, 2025, with the effective date of January 1, 2026 (the “Effective Date”), by and between Curanex Pharmaceuticals Inc, a Nevada corporation (the “Company”) and Wanjun Zhang (the “Consultant”). The Company and Consultant are collectively referred to herein as the “Parties.”

WHEREAS, the Company desires to engage Consultant as the Chief Financial Officer of the Company pursuant to the terms and conditions of this Agreement;

WHEREAS, Consultant has the necessary skills and qualifications to serve as the Chief Financial Officer and has agreed to serve in such capacity, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties hereto agree as follows:

1. Services. The Company hereby engages Consultant, and the Consultant hereby accepts engagement as Chief Financial Officer of the Company. During the term of this Agreement, Consultant will perform all duties and functions required of a chief financial officer of a publicly listed company, including but not limited to, accounting oversight of the Company’s financial reporting and controls, planning and analysis, oversight of preparation of quarterly and annual financial statements and other filings as may be required to be filed with the U.S. Securities and Exchange Commission (the “SEC”), internal audit and coordination with Company’s independent public accountants, investor/shareholder relations, budgeting, and strategic financial planning (collectively, the “Services”). Consultant agrees to perform the Services hereunder in a professional manner in accordance with generally accepted industry standards, exercising the degree of skill and judgment normally exercised by recognized firms or individuals of similar stature and reputation performing services of a similar nature.

2. Compensation. The Company will pay the Consultant $20,000 yearly, in quarterly installments. This compensation will be subject to periodic review and adjustments at the Company’s discretion.

3. Term and Termination. The term of this Agreement will commence on the Effective Date and will terminate on the third (3rd) anniversary thereof (the “Initial Term”) unless extended automatically for additional and successive periods of one (1) year (each, an “Extended Term”) provided that, in each case, the Company or the Consultant may not extend this Agreement by submitting a written notice to the other Party not less than thirty (30) days prior to the expiration of the then Initial Term or Extended Term or unless this Agreement is terminated earlier as follows. each Party may terminate this Agreement at any time with or without cause upon thirty (30) days’ prior written notice to the other Party. In the event of termination, the Company’s obligation to Consultant will be limited to (i) the unpaid compensation described in Section 2, and (ii) for all reasonable and documented costs and expenses incurred by Consultant directly attributable to winding down activities resulting from the termination. In the event of termination, Consultant will deliver to the Company all deliverables and other materials owned by the Company in Consultant’s possession or control relating to the chief financial officer role.

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4. Expenses. The Company agrees to reimburse the Consultant from time to time, for reasonable and pre-approved in writing, including via email, out-of-pocket expenses incurred by the Consultant in connection with its activities under this Agreement.

5. Consultant Representations. The Consultant represents and warrants to the Company that: (i) he is an individual person, (ii) has full power and authority and is authorized to enter into this Agreement and to perform all of its obligations under this Agreement; (iii) the execution, delivery, and performance of this Agreement does not conflict with any agreement, instrument, or understanding that is binding on Consultant and does not violate any law, regulation, or order that applies to Consultant; (iv) Consultant has all rights and permissions necessary to perform the Services contemplated by this Agreement; and (v) the Services do not violate or infringe any copyright, patent, trade secret, trademark, trade name, right of privacy or publicity, or any other third party rights.

6. Relationship Between the Parties. The Parties agree that Consultant will be an independent contractor, that the Consultant is not an employee of the Company, that the Services will be provided remotely; that the Company will not withhold income taxes or pay any employee taxes on Consultant’s behalf, and that Consultant will not receive any fringe benefits. The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity that as herein provided.

7. Confidentiality. The Consultant acknowledges that during the term of this Agreement, Consultant will have access to and will become acquainted with various trade secrets, inventions, innovations, processes, information, records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, without limitation, the Company’s business and product processes, methods, customer lists, accounts and procedures. The Consultant agrees that he will not disclose any of the aforesaid, directly or indirectly, or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of this engagement with the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the business of the Company, whether prepared by the Consultant or otherwise coming into the Consultant’s possession, shall remain the exclusive property of the Company. The Consultant shall not retain any copies of the foregoing without the Company’s prior written permission. Upon the expiration or earlier termination of this Agreement, or whenever requested by the Company, the Consultant shall immediately deliver to the Company all such files, records, documents, specifications, information, and other items in her possession or under her control. The provisions of this Section shall survive any termination of this Agreement.

8. Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

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9. No Third-Party Rights. The Parties warrant and represent that they are authorized to enter into this Agreement and that no third parties, other than the parties hereto, have any interest in any of the services contemplated hereby.

10. Assignment. The Consultant shall not assign any of his rights under this Agreement, or delegate the performance of any of its duties hereunder, except as set forth herein, without the prior written consent of the Company.

11. Absence of Warranties and Representations. Each Party hereto acknowledges that they have signed this Agreement without having relied upon or being induced by any agreement, warranty or representation of fact or opinion of any person not expressly set forth herein. All representations and warranties of either Party contained herein shall survive its signing and delivery.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any other jurisdiction.

13. Arbitration. Any controversies arising out of the terms of this Agreement or its interpretation shall be settled in New York in accordance with the rules of the American Arbitration Association, and the judgment upon award may be entered in any court having jurisdiction thereof. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BYLAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

14. Attorney’s Fees. In the event of any controversy, claim or dispute between the parties hereto, arising out of or in any manner relating to this Agreement, including an attempt to rescind or set aside, the prevailing party in any action brought to settle such controversy, claim or dispute shall be entitled to recover reasonable attorney’s fees and costs.

15. Validity. If any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity enforceability of any other paragraph, sentence, term and provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by the parties hereto by written amendment to preserve its validity.

16. No Disclosure of Terms. The terms of this Agreement shall be kept confidential, and no party, representative, attorney or family member shall reveal its contents to any third party except as required by law or as necessary to comply with law or preexisting contractual commitments.

17. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given to the other Party at the address provided on the signature page of this Agreement (a) if delivered personally, when received, (b) if transmitted by facsimile or email, on the date of transmission, or (c) if by courier service, on the second (2nd) business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. A Party may change or supplement the addresses given on the signature page of this Agreement, or designate additional addresses, for purposes of this Section 17 by giving the other Party written notice of the new address in the manner set forth herein.

18. Waiver. Waiver by one Party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

19. Entire Agreement. This Agreement contains the entire understanding of the parties and cannot be altered or amended except by an amendment duly executed by all Parties hereto. This Agreement supersedes and replaces any and all previous agreements between the parties. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the Parties.

20. Counterparts. This Agreement may be executed originally or electronically, and any number of counterparts, each of which shall be deemed an original, and together shall constitute one and the same instrument. Signatures provided electronically shall be deemed original signatures.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

The Company		Consultant

Curanex Pharmaceuticals Inc

By:	/s/ Jun Liu	/s/ Wanjun Zhang
	Jun Liu	Wanjun Zhang
Chief Executive Officer

2 Jericho Plaza, Suite 101B	Room 15A of Unit5, Building 5
Jericho, NY 11753	No.1 Courtyard, Shoupakou South Street
Xuanwu District, Beijing, China

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